Exhibit 4.3 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 As of December 31, 2019, Knowles Corporation ("we", "us", "our", "Knowles" or the "Company") had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): our common stock. Description of Common Stock The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Second Amended and Restated Bylaws (the “Bylaws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.3 is a part. Authorized Capital Stock Our authorized capital stock consist of 400,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The outstanding shares of our Common Stock are fully paid and nonassessable. Voting Rights Holders of Common Stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Our Common Stock does not have cumulative voting rights. Dividend Rights Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends. Liquidation Rights Subject to the rights of holders of outstanding shares of Preferred Stock, if any, holders of Common Stock will share ratably in all assets legally available for distribution to our shareholders in the event of dissolution. Other Rights and Preferences Our Common Stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. Certain Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws Our Certificate of Incorporation, our Bylaws, and Delaware law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the bidder and to encourage prospective acquirers to negotiate with our Board of Directors rather than to attempt a hostile takeover. These provisions include: Classified Board of Directors Our Certificate of Incorporation and Bylaws provide that our board of directors be classified into three classes with staggered terms of office until our 2021 annual meeting of stockholders. the classification of our Board of Directors and a provision that stockholders may only remove directors for cause, in each case until our 2021 annual meeting of stockholders Board Vacancies

Our Certificate of Incorporation and Bylaws provide that any vacancy in our Board of Directors, whether because of an increase in the number of directors or the death, resignation, retirement, disqualification, removal or any other cause, may be filled by vote of the majority of the remaining directors, even if less than a quorum, or by the sole remaining director. Action by Written Consent; Special Meetings of Stockholders Our Bylaws provide that stockholder action may only be taken at an annual or special meeting of the stockholders and may not be taken by written consent in lieu of a meeting. Our Bylaws also specifically deny the ability of stockholders to call a special meeting. Advance Notice Procedures Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. To be timely, with respect to an annual meeting of the stockholders, a stockholder’s notice must generally be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of our immediately preceding annual meeting of stockholders; provided, however, that in the event that an annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholders in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting is mailed or publicly disclosed. With respect to a special meeting of the stockholders, a stockholder’s notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the special meeting is mailed or publicly disclosed. Preferred Stock The Board has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, a series of preferred stock might impede a business combination by including class voting rights, which would enable the holder or holders of such series to block a proposed transaction. The Board will make any determination to issue shares of preferred stock based on its judgment as to the Company’s and its stockholders' best interests. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their shares of common stock over the then-prevailing market price of the stock. Delaware Anti-Takeover Law Section 203 of the Delaware General Corporation Law (“Section 203”) provides that, subject to exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any "business combination," including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three year period following the time that such stockholder becomes an interested stockholder unless: • prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; • upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain categories of shares); or • at or subsequent to such time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of the specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. Except as otherwise specified in Section 203, an interested stockholder is defined to include: • any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and • the affiliates and associates of any such person. Under certain circumstances, Section 203 would make it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period. A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not opted out of Section 203. Listing The Common Stock is traded on the New York Stock Exchange under the trading symbol “KN.”